Exhibit 10.2

                             TRANSITION AGREEMENT
                             --------------------

         THIS TRANSITION AGREEMENT ("Agreement") is entered into as of June 30, 2005, by and between Tumbleweed Communications Corp. (the "Company") and Jeffrey C. Smith ("Employee") (together the "Parties").


                                R E C I T A L S
                                ---------------

         WHEREAS, Employee is currently employed by the Company as its President, Chief Executive Officer and Chairman of the Company's Board of Directors (the "Board");

         WHEREAS, the Employee has elected to resign as the Company's President, Chief Executive Officer and Chairman of the Company's Board of Directors, and the Parties desire to memorialize the terms of Employee's continuing service as a member of the Board and as a special advisor to the Company's Chief Executive Officer; and

         WHEREAS, the Parties desire to resolve, fully and finally, all outstanding matters between them related to or arising in connection with Employee's employment by, and separation from, the Company.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:


                                   AGREEMENT
                                   ---------

         1. EMPLOYEE'S RESIGNATION AND POSITION ON THE BOARD.

Pursuant to this Agreement, Employee's resignation as the Company's President, Chief Executive Officer and Chairman of the Company's Board of Directors shall be effective as of 5:00 p.m. Pacific time on June 30, 2005 (the "Resignation Date"). Employee shall continue as a member of the Board and as a special advisor to the Chief Executive Officer for the period of two (2) years from the Resignation Date (the "Transition Term"), subject to the terms and conditions set forth below. During the Transition Term, Employee will provide advisory services to the Company's Chief Executive Officer as requested. Upon the expiration of the Transition Term and for as long as Employee continues to serve as a member of the Board, the Company shall pay Employee the sum of $100,000 per year ("Director Compensation") in addition to the standard compensation package for Directors, and Employee's Company stock options shall continue to vest in accordance with the terms and conditions of the option plans under which such options were granted; provided, however, that the Parties agree that the Director Compensation will be treated as 1099 income for tax purposes and Employee will be responsible for payment of all federal, state and local taxes with respect to such Director Compensation.


         2. CONSIDERATION.

            (a) In consideration of Employee's full waiver and release of all claims and the other agreements and covenants contained herein, the Company agrees to provide Employee with the following payments and benefits (the "Consideration"):

                  i. During the Transition Term, in addition to the standard compensation package for Directors, the Company shall pay Employee the sum of $100,000 per year, on a semi-monthly basis, less all applicable tax withholding;

                  ii. During the Transition Term, all Company stock options granted to Employee shall continue to vest in accordance with the terms and conditions of the option plans under which such options were granted and Employee shall be permitted to exercise those options that continue vesting for a period of ninety days following the end of the Transition Term;

                  iii. During the Transition Term, Employee and his eligible dependants may continue to participate in the health and welfare employee benefit plans offered by the Company, subject to the terms and conditions of the applicable benefit plans, which are subject to change or termination by the Company at any time; provided, however, that if the applicable benefit plans do not allow the Employee and his eligible dependents to continue to participate, the Company will reimburse for COBRA premiums for Employee and his eligible dependents, payable when such premiums are due, provided Employee elects to continue medical coverage under applicable law, for the Transition Term;

                  iv. During the Transition Term, Employee continues to participate in the outstanding loan forgiveness program; and

                  v. Employee shall retain his current Company issued laptop computer and RIM Blackberry.

            b. Employee acknowledges and agrees that the Company's agreement to provide the Consideration constitutes payments and benefits beyond which he would otherwise be entitled to but for the mutual covenants set forth in this Agreement. Employee further acknowledges and agrees that the Consideration is in addition to the Company's payment to him of all reimbursable Company expenses and accrued wages and vacation pay earned through the Resignation Date (the "Accrued Obligations").

            c. Employee acknowledges and agrees that, except for the Consideration and the Accrued Obligations, Employee shall not be entitled to receive any other compensation or benefits of any sort including, without limitation, salary, bonuses or any other form of compensation or benefits from the Company or any of its officers, directors, employees, agents, insurance companies, subsidiaries, successors or assigns at any time.

            d. If a Change of Control as defined below, occurs during the Transition Term, Employee will receive all Consideration through the Transition Term and accelerated vesting with respect to 100% of the then unvested portion of all outstanding equity awards. For all purposes under this Agreement, "Change of Control" shall mean (i) a merger, reorganization, consolidation or similar event, whether in a single transaction or in a series of transactions (collectively the "Transaction") unless immediately following such Transaction (and after giving effect to such Transaction) the Company's stockholders immediately prior to the Transaction own at least 50% the total combined voting power of the surviving or acquiring entity in substantially the same proportions as their ownership of the voting power of the Company's outstanding securities immediately before such Transaction; (ii) any person (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) has or acquires beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of at least 50% of the total combined voting power of the Company's outstanding securities; (iii) the sale, transfer or other disposition of all or substantially all of the Company's assets; or (iv) a complete liquidation or dissolution of the Company.

         3. RELEASE AND WAIVER.

            a. In exchange for the Consideration, Employee and the Company, on behalf of themselves, and their respective heirs, family members, executors, past and present officers, directors, employees, investors, agents, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, (collectively the "Released Parties") hereby fully and forever release each other and their respective Released Parties, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising out of or relating in any way to Employee's employment with, and separation from, the Company or otherwise relating to any of the Released Parties up to the effective date of this Agreement. This waiver and release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state or federal constitution or state, federal or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Worker Adjustment and Retraining Notification Act, as amended, the Family and Medical Leave Act, as amended, the California Fair Employment and Housing Act, as amended, the California Family Rights Act or California Labor Code ss.1400 et. seq.

            b. For the purpose of implementing a full and complete release, the Parties understand and agree that this Agreement is intended to include all claims, if any, which the Parties may have and which the Parties do not now know or suspect to exist in their favor against the Released Parties and this Agreement extinguishes those claims. Accordingly, each of Employee and the Company expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542"). Section 1542 states as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         4. REPRESENTATIONS. Employee makes the following representations, each of which is an important consideration to the Company's willingness to enter into this Agreement with Employee:

            a. Employee acknowledges that the Company is not entering into this Agreement because it believes that Employee has any cognizable legal claim against the Released Parties. If Employee elects not to sign this Agreement, the fact that this Agreement was offered will not be understood as an indication that the Released Parties believed Employee was treated unlawfully in any respect.

            b. Employee acknowledges that, prior to signing this Agreement, he read and understood each and every provision in this Agreement and that he had the opportunity to consult with an attorney regarding the effect of each and every provision of this Agreement. Employee further acknowledges that he knowingly and voluntarily entered into this Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Agreement.

            c. Employee represents and warrants that, as of the Resignation Date, and except as provided in Section 2(a)(v) above, he will return to the Company all documents, data, records, equipment and other physical property that came into his possession during his employment and which was acquired from the Company, including, without limitation any confidential or proprietary information, as defined in the Company's Proprietary Information and Inventions Agreement, and that any such confidential or proprietary information as came into Employee's possession during his employment with the Company and is in electronic or other intangible form and is retained other than on electronic or other systems in the possession and control of the Company has been permanently destroyed.

         5. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Parties hereby agree that, after the Resignation Date, except as specifically provided below, the Proprietary Information and Inventions Agreement Employee signed as of February 1, 1993 ("Proprietary Information Agreement") will no longer be in force and effect; provided, however, that Sections 1(a) and 3 of the Proprietary Information Agreement will continue to remain in effect pursuant to their terms, except that Employee may solicit any client or customer with Personal Work Product, as defined in Section 15, after obtaining permission from the Board to do so.

         6. CONFIDENTIAL SEPARATION. Employee shall not discuss the terms of this Agreement with any person without the written consent of the Company or its successors and assigns, except with his legal and tax advisors and members of his immediate family, or to the extent required by law.

         7. GOVERNING LAW. This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to its choice of law rules.

         8. ARBITRATION. Except for an action exclusively seeking injunctive relief, any disagreement, claim or controversy arising under or in connection with this Agreement or otherwise arising out of Employee's employment with, or separation from, the Company shall be settled exclusively by arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "Rules"), provided that, the arbitrator shall allow for discovery sufficient to adequately arbitrate any claims, including access to essential documents and witnesses; provided further that, the Parties will be entitled to any and all relief available under applicable law and the Rules shall be modified by the arbitrator to the extent necessary to be consistent with applicable law. The arbitration shall take place in Redwood City, California. The written decision of the arbitrator, which shall include findings of fact and conclusions of law, shall be enforceable in any court of competent jurisdiction and shall be binding on the Parties hereto. The arbitrator shall be entitled to award reasonable attorneys' fees to the prevailing party in any arbitration or judicial action under this Agreement, consistent with applicable law. The Company and Employee each shall pay its or her own attorneys' fees in any such arbitration, provided however, that the Company shall pay for any administrative or filing fees, including the arbitrator's fee, that Employee would not have otherwise incurred if the dispute was adjudicated in a court of law, rather than through arbitration.

         9. LEGAL EXPENSES. The Company will reimburse Employee for reasonable legal fees incurred by him in connection with the negotiation, preparation, and execution of this Agreement.

         10. SUCCESSORS AND ASSIGNS. Employee agrees that this Agreement will be binding upon, and pass to the benefit of, the successors and assigns of the Company.

         11. NO WAIVERS; AMENDMENTS. The failure of the Parties to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by the Company of any breach or default by Employee of any term, provision or covenant of this Agreement shall not operate as a waiver of any other breach or default by Employee. This Agreement may not be amended or modified other than by a written instrument signed by an authorized representative of the Company and Employee.

         12. DESCRIPTIVE HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14. ENTIRE AGREEMENT. Together with Sections 1(a) and 3 of the Proprietary Information Agreement, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between the Parties and neither party shall be bound by any term or condition other than as expressly set forth herein or provided for in Sections 1(a) and 3 of the Proprietary Information Agreement and the applicable option plans and agreements.

         15. OUTSIDE BUSINESS ENDEAVORS. The Parties hereby acknowledge and agree that Employee has pursued the development of certain intellectual work product without the use of Company equipment, supplies, facilities and trade secrets or other proprietary or confidential information ("Personal Work Product"), and Employee wishes to continue the development of such Personal Work Product independent of the Company. Employee represents that a summary description of the Personal Work Product as currently contemplated and its proposed application are set forth on Schedule A hereto. The Parties further acknowledge and agree that the Personal Work Product, as it is represented to currently exist, as well as any similarly created subsequent version, revision, augmentation, or related technology is covered by the exceptions to assignability under Section 2870 of the California Labor Code. The Company further disclaims any right, title or interest, including, without limitation, trade secrets, copyrights, and rights to royalty or license payments, in or related to the Personal Work Product and the Company acknowledges that it has no claim, on account of Employee's former employment relationship with the Company or otherwise, for damages, liability, loss, injunction or otherwise arising from any alleged or actual breach of contract arising from or related to the Personal Work Product.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


TUMBLEWEED COMMUNICATIONS CORP.                             EMPLOYEE



By:
    ------------------------                                --------------------
                                                            Jeffrey C. Smith
Its:
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